EXHIBIT 3.1

                               LASERMEDICS, INC.
                      UNANIMOUS CONSENT OF THE DIRECTORS
                          IN LIEU OF SPECIAL MEETING

      Pursuant to the authority contained in Article 9.10 of the Texas Business Corporation Act, the undersigned being all of the directors of Lasermedics, Inc., a Texas corporation (the "Corporation"), hereby waive notice of meeting and hereby consent to the following recitals and resolutions, such consent to have the same force and effect as if adopted at a duly called meeting of the Board of Directors of the Corporation:

ACQUISITION OF HENLEY HEALTHCARE

      WHEREAS, the Corporation has conducted discussions with Maxxim Medical, Inc., a Delaware corporation ("Maxxim"), regarding the purchase of certain assets and the assumption of certain liabilities pertaining to the business conducted by Maxxim through its "Henley Healthcare" division (the
"Acquisition");

      WHEREAS, in connection with such discussions, the parties have negotiated the specific terms and provisions of the following agreements, instruments, memoranda and documents required to consummate the Acquisition (collectively, the "Acquisition Documents"):

      (i) that certain Agreement of Purchase and Sale of Assets of even date herewith by and between the Corporation and Maxxim (the "Purchase Agreement");

      (ii) that certain Lasermedics, Inc. Convertible Subordinated Promissory Note of even date herewith in the original principal amount of $7,300,000 made by the Corporation payable to Maxxim (the "Note");

      (iii) that certain Registration Rights Agreement of even date herewith by and between Maxxim and the Corporation;

      (iv) that certain Voting and Shareholders Agreement of even date herewith by and among Maxxim, the Corporation, Michael M. Barbour and Chadwick F. Smith (the "Voting Agreement");

      (v) that certain Commercial Security Agreement of even date herewith by and between Maxxim and the Corporation;

      (vi) that certain Transition Agreement of even date herewith by and between Maxxim and the
      Corporation;

      (vii) that certain Bill of Sale, Assignment and Assumption Agreement of even date herewith by and between Maxxim and the Corporation; and
      (vii) that certain Second Lien Deed of Trust covering the Sugar Land Real Property (as defined in the Purchase Agreement);

      (viii) that certain Second Lien Deed of Trust covering the Belton Real Property (as defined in the Purchase Agreement); and

      WHEREAS, each of the undersigned have received, read and considered a copy of each Acquisition Document; and

      WHEREAS, the undersigned, believing it to be in Corporation's best interest, desire to authorize the execution and delivery of the Acquisition Documents and the performance of the Corporation's obligations thereunder including, without limitation, the reservation for issuance of the shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), issuable upon conversion of the Note and the issuance, sale and delivery of such shares.

      NOW, THEREFORE, BE IT RESOLVED, that the form, terms and conditions of each of the Acquisition Documents be, and hereby are, approved, adopted, ratified and confirmed in all respects;

      RESOLVED, FURTHER, that the President and any Vice President of the Corporation be and hereby are authorized and directed to execute and deliver the Acquisition Documents on behalf of the Corporation, and upon such execution and delivery, the Corporation be and hereby is authorized to perform its obligations thereunder;

      RESOLVED, FURTHER, that the Corporation hereby reserves for issuance, pursuant to the terms of the Note, without further action by the Board of Directors of the Corporation, such number of shares of Common Stock as will permit the conversion of the Note, including reservation for issuance of that additional number of shares of Common Stock as from time to time may become issuable as a result of the operation of the anti-dilution provisions set forth in the Note (the "Reserved Shares");

      RESOLVED, FURTHER, that, the Corporation be and hereby is authorized to issue and deliver the Reserved Shares upon conversion of the Note in accordance with the terms thereof, and, upon their issuance, the Reserved Shares shall be considered to be fully paid and non-assessable;

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      RESOLVED, FURTHER, that the President and any Vice President of the
Corporation be and hereby are authorized and directed to execute, file and deliver such financing statements, securities sales notices and any and all other certificates, documents, papers and instruments, to make any and all payments and to do or cause to be done any and all acts and things, and to make any and all changes, amendments or modifications to the Acquisition Documents and all such other agreements and documents as such officers may deem necessary, appropriate, desirable or convenient to enable the Corporation to fully and promptly carry out the purposes and intent of the foregoing resolutions, all of which actions to be taken, or previously taken, are hereby ratified and confirmed in all respects.

NUMBER OF DIRECTORS

      WHEREAS, the terms of the Voting Agreement require the Corporation to create a vacancy in its Board of Directors and fill such vacancy with a nominee designated by Maxxim; and

      WHEREAS, the undersigned, believing it to be in the best interests of the Corporation, in addition to creating such vacancy, desire to add another member to its Board of Directors.

      NOW, THEREFORE, BE IT RESOLVED, that effective upon the closing of the Acquisition and only if such closing occurs, Article II, Section 1 of the Bylaws of the Corporation shall be deleted in its entirety and amended and restated as follows:

      "Section 1. Election and Term of Office. The business of the Corporation shall be managed and controlled by a Board of Directors consisting of six
      (6) members who shall be elected by the shareholders. They shall hold office for the ensuing year and until their successors have been elected and have qualified. The Directors need not be shareholders or residents of Texas."

      RESOLVED, FURTHER, that, effective upon the closing of the Acquisition and only if such closing occurs, Kenneth W. Davidson and Ernest J. Henley be and hereby are each elected to serve as a director of the Corporation until his successor is duly elected and qualified.

RESCISSION AND TERMINATION OF EMPLOYMENT AGREEMENTS

      WHEREAS, the Corporation and Michael M. Barbour have previously entered into that certain Executive Employment Agreement dated December 31, 1991, as amended (the "Old Barbour Agreement");

      WHEREAS, the Corporation and Barbour have recently entered into (i) that certain Executive Employment Agreement dated effective as of January 15, 1996 which replaced and terminated the

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Old Barbour Agreement and (ii) that certain Lasermedics, Inc. Nonqualified Stock
Option Agreement dated effective as of January 15, 1996 (collectively, the "New Barbour Agreements");

      WHEREAS, the Corporation and Smith have previously entered into that certain Professional Services Agreement dated January 1, 1992, as amended (the "Old Smith Agreement");

      WHEREAS, the Corporation and Smith have recently entered into (i) that certain Executive Employment Agreement dated effective as of January 15, 1996 which replaced and terminated the Old Smith Agreement and (ii) that certain Lasermedics, Inc. Nonqualified Stock Option Agreement dated effective as of January 15, 1996 (collectively, the "New Smith Agreements");

      WHEREAS, the undersigned, believing it to be in the Corporation's best interest, desire to authorize the rescission of the New Barbour Agreements and the New Smith Agreements and the termination of the Old Barbour Agreement and the Old Smith Agreement by entering into that certain Rescission and Termination Agreement (the "Rescission Agreement") of even date herewith (a copy of which has been received, read and considered by the undersigned).

      NOW, THEREFORE, BE IT RESOLVED, that (i) the rescission of the New Barbour Agreements and the New Smith Agreements and the termination of the Old Barbour Agreement and the Old Smith Agreement be, and hereby are, approved, ratified and confirmed; and (ii) the form, terms and conditions of the Rescission Agreement be and is hereby approved, adopted, ratified and confirmed in all respects; and

      RESOLVED, FURTHER, that the President and any Vice President of the Corporation be and hereby are authorized and directed to execute and deliver the Rescission Agreement.

RATIFICATION OF PRIOR SECURITIES ISSUANCES

      RESOLVED, that the undersigned hereby approve, adopt, ratify and confirm in all respects all prior issuances of securities of the Corporation including, without limitation, the securities listed on Schedule 4.6 to the Purchase Agreement, a copy of which is attached hereto.

RATIFICATION OF PREVIOUS ACTS

      RESOLVED, FURTHER, that any lawful act heretofore taken by any officer of the Corporation in connection with the matters contemplated in the foregoing recitals and resolutions be and hereby is accepted, adopted, approved and ratified in all respects as an act of the Corporation.

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FURTHER ACTIONS

      RESOLVED, FURTHER, that the President and any Vice President be and hereby are authorized and directed, on behalf of the Corporation, to execute, acknowledge, deliver and file such other documents and to take such actions as they may deem necessary or appropriate to effect the intent and accomplish the purposes of the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned, being all members of the Corporation's Board of Directors hereby consent to all of the foregoing effective as of the 30th day of April 1996, which consent may be executed by facsimile signature and in multiple counterparts, each of which shall be deemed an original, but all of which together shall be considered one and the same Consent.

                                    /s/ MICHAEL M. BARBOUR


                                  /s/ CHADWICK F. SMITH, M.D.


                                      /s/ DAN D. SUDDUTH


                                   /s/ PEDRO A. RUBIO, M.D.

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